UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2007

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NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-13489	52-2057472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Vine Street, Suite 1400
Murfreesboro, Tennessee 37130
(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On October 30, 2007 National HealthCare Corporation (“NHC”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as lender (the “Lender”).  The Credit Agreement provides for a $75,000,000 revolving credit facility (the “Credit Facility”), of which of up $5,000,000 may be utilized for letters of credit.

The Credit Facility matures 364 days after the closing date, October 30, 2007.  Between 90 and 120 days prior to the maturity date, NHC may request the extension of the maturity date.  If the Lender elects to consent to such extension, subject to certain conditions, the maturity date will be extended to the date which is 364 days after the then maturity date.  The Credit Facility is available for general corporate purposes, including working capital and acquisitions.

NHC is permitted to prepay the loans outstanding under the Credit Facility at any time, without penalty.  Loans bear interest at either (i) the Eurodollar rate plus 0.25% or (ii) the base rate.  Letter of credit fees are equal to 0.25% times the maximum amount available to be drawn under outstanding letters of credit.

NHC’s obligations under the Credit Agreement are guaranteed by certain NHC subsidiaries and are secured by pledges by NHC and the guarantors of (i) 100% of the equity interests of domestic subsidiaries and (ii) up to 65% of the voting equity interests and 100% of the non-voting equity interests of foreign subsidiaries, in each case, held by NHC or the guarantors.

The Credit Agreement contains customary representations and warranties, and covenants, including covenants that restrict, among other things, asset dispositions, mergers and acquisitions, dividends, restricted payments, debt, liens, investments and affiliate transactions.  The Credit Agreement contains customary events of default.

The foregoing is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On October 31, 2007, NHC completed its acquisition of National Health Realty, Inc. (“NHR”) as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated December 20, 2006, by and among Davis Acquisition Sub LLC, NHC/OP, L.P., NHR and NHC, following the approval of the merger by the stockholders of NHR and the adoption of the amendment to the Certificate of Incorporation of NHC and approval of the issuance of shares of NHC Series A Convertible Preferred Stock (“NHC Preferred”) by the stockholders of NHC.

Pursuant to the terms of the Merger Agreement, NHR merged into Davis Acquisition Sub LLC, a wholly-owned subsidiary of NHC.  Each share of NHR, issued and outstanding immediately prior to the merger, and not owned by Davis Acquisition Sub LLC, NHC/OP, L.P. or NHC, were converted into the right to receive $9.00 in cash, without interest, and one share of NHC Preferred.

NHC expects to pay a total of approximately $97,571,000 in cash to NHR stockholders, plus cash in lieu of fractional shares, and to issue approximately 10,841,250 shares of NHC Preferred pursuant to the terms of the Merger Agreement, based on the number of NHR shares of common stock deemed outstanding on October 31, 2007, as calculated under the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to NHC’s current report on Form 8-K, filed on December 22, 2006 and incorporated by reference herein.

The issuance of shares of NHC Preferred in the merger was approved at the special meeting of NHC stockholders held on October 25, 2007; 10,319,320 votes, or 82.30% of the outstanding shares, were cast in favor of the issuance of the NHC Preferred in the merger.

A copy of the press release dated November 1, 2007 announcing the completion of the merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.

For important information regarding the merger, including the risks of the merger and the businesses of NHC and NHR, investors are urged to read the Registration Statement on Form S-4/A dated September 14, 2007, filed with the Securities and Exchange Commission.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Audited historical financial statements of NHR for the fiscal year ended December 31, 2006 and the unaudited historical financial statements of NHR for the six months ended June 30, 2007 and 2006 were previously incorporated by reference into the Registration Statement on Form S-4/A dated September 14, 2007, filed with the Securities and Exchange Commission (“SEC”).

(b)           Pro Forma Financial Information.

Pro forma financial statements for NHC were previously reported in the Registration Statement on Form S-4/A dated September 14, 2007, filed with the SEC.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
10.1	Credit Agreement, dated October 30, 2007, between National HealthCare Corporation and Bank of America, N.A.
99.1	Press Release dated November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 2, 2007

NATIONAL HEALTHCARE CORPORATION
By: /s/ Robert G. Adams Name: Robert G. Adams Title: President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Credit Agreement, dated October 30, 2007, between National HealthCare Corporation and Bank of America, N.A.
99.1	Press Release dated November 1, 2007